Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Korro Bio, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share	457(h)	470,865(2)	$8.99(3)	$4,233,076.35	$0.00013810	$584.59
Equity	Common Stock, $0.001 par value per share	457(h)	83,231(4)	$7.64(5)	$635,884.84	$0.00013810	$87.82
Total Offering Amounts					$4,868,961.19		$672.41
Total Fee Offsets							—
Net Fee Due							$672.41

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock, $0.001 par value per share (the “Common Stock”) of Korro Bio, Inc. (the “Registrant”) that become issuable under the Korro Bio, Inc. 2023 Stock Option and Incentive Plan (the “2023 Plan”) and the Korro Bio, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transactions.

(2)

Represents an automatic increase of 470,865 shares of Common Stock available for issuance under the 2023 Plan effective as of January 1, 2026. Shares available for issuance under the 2023 Plan were previously registered on registration statements on Form S-8 (File No. 333-275354, File No. 333-278245 and File No. 333-285873) filed with the Securities and Exchange Commission on November 6, 2023, March 26, 2024 and March 18, 2025, respectively.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $8.99, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on January 21, 2026 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

(4)

Represents an automatic increase of 83,231 shares of Common Stock available for issuance under the 2023 ESPP, effective as of January 1, 2026. Shares available for issuance under the 2023 ESPP were previously registered on a registration statement on Form S-8 (File No. 333-275354, File No. 333-278245 and File No. 333-285873) filed with the Securities and Exchange Commission on November 6, 2023, March 26, 2024 and March 18, 2025, respectively.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the 2023 ESPP) of $7.64, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on January 21, 2026 (such date being within five business days of the date that this Registration Statement was filed with the Commission.